Exhibit 99.1

MEDTOX® Scientific, Inc.
Third Quarter Conference Call
October 14, 2004

Kevin Wiersma:

Good morning everyone. I’m Kevin Wiersma, chief operating officer of the MEDTOX Laboratory Services division, and also CFO of the company. Welcome to our third quarter conference call.

Before Dick Braun, our CEO, begins our prepared presentation, I’d like to cover one administrative item: Forward looking statements in our conference call today are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such factors are described from time to time in the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Our call today is in listen-only mode, and we also want to thank those listeners who have accessed this morning’s call on the internet. Following our prepared remarks, we’ll have a question and answer session that is accessible to institutional investors and qualified financial analysts covering MEDTOX and our industry. We look forward to your questions.

Also joining us for our call is Jim Schoonover, our chief marketing officer, and at this point I’m pleased to introduce Dick Braun, CEO of MEDTOX.

Dick Braun:

Thank you, Kevin. Our third quarter remains consistent with the first half of the year in that we maintained our focus on maximizing operating income, increasing operating cash flow and continuing to improve our balance sheet. The numbers we reported earlier this morning for the third quarter are again consistent with these objectives.

We have reported to you in the past on initiatives regarding LEAN as it relates to our Drugs-of-Abuse Laboratory. In the quarter, we completed LEAN for manufacturing production in our Diagnostics business. We now manufacture in a continuous process as opposed to batch processing. The impact of this greatly reduces work-in-process inventory; results in increased productivity and throughput, and cost reductions. We have also introduced LEAN initiatives into our Clinical Specialty Laboratory, and expect to see positive results in 2005.

Additionally, in the fourth quarter we will be developing a LEAN initiative for our sales and marketing group with the objective of increasing sales productivity by applying LEAN principals to the sales process to eliminate non productive activities.

Turn it back to Kevin …

Kevin Wiersma:

Thank you, Dick. Before the market opened this morning, we issued our news release covering the results for the third quarter.

Here are the highlights:

We experienced top line growth of 6.7% in the quarter.

In our Lab business, revenues were $11.0 million, up 6% from last year. Our revenues from workplace and occupational health clients grew a solid 14%. After a strong 2nd quarter, revenues from our Specialty Lab Services were down 7% from the third quarter last year. The Revenue in our Specialty Laboratory Services can fluctuate quarter to quarter based on the timing of clinical trials.

Revenues in our POC diagnostic business were $3.5 million, up 10% from last year. Total device sales remain strong and increased 11%.

Our overall gross margin was 42% in the quarter, up from 40% last year.

Our lab business operated at a 36% margin, up from last years 35%.

In our POC diagnostic business, we operated at a 60% margin, up from last years 59%.

Total operating expenses were 33% in the quarter, down slightly from 34% last year.

Income before income tax was $918,000 in the quarter up from $492,000 last year.

The effective tax rate for the quarter was 38% versus a 22% rate for the third quarter of last year. We also have a federal net tax operating loss carryforward of approximately $30.2 million that is used to offset the cash payment of current and future income taxes.

In terms of the balance sheet, accounts receivable is up from the year-end due to strong third quarter sales. As we continue our focus on increased collection efforts, we improved our days sales outstanding to 58 days in the quarter compared to 61 days last year.

Inventory levels are about even with year-end with a reduction in work-in-process inventory being offset by an increase in finished goods and laboratory supplies.

We repaid $1.4 million in debt during the quarter, including $1.0 million of subordinated debt.

Our cash flow provided by operating activities increased to $5.0 million for the year from $1.9 million last year.

That completes my overview of the financials, Dick …

Dick Braun:

We’d now be pleased to take any questions that you may have.

Paul Packer, Globis Capital:

Hi, good morning gentleman. Can you just comment a little bit about your outlook on the labor market and the way it might affect you?

Jim Schoonover:

Paul, yes, this is Jim Schoonover. As we’ve said in past quarters, our outlook is related more to the ability to drive business from competitors and from opportunities that we see in the market and is less geared towards overall fluctuation in the labor market in general. We do see people willing to switch jobs because the labor market has become a bit stronger this year than it was in 2003 and that changing of jobs, though it may not create a net new employment opportunity, actually can help us in terms of the testing that we do in our workplace environment, so we do not think … obviously if the labor market took off and new jobs were added at a fast pace, that would help us, but the current pace of the market is fine with us and we’re doing well.

Paul Packer, Globis Capital:

Are you finding much opportunity to take business from competitors?

Jim Schoonover:

Yeah, we've been able to do that now for a number of years and that continues. Due to a number of factors, we certainly are aggressive in the market in terms of sales and marketing opportunities. We focused on some good niche areas within the workplace market, and we feel very confident that we’ll continue to be able to take business from competitors.

Paul Packer, Globis Capital:

Thank you.

Jason Schacht, Heartland Funds:

Good morning gentleman, two questions for you today. First, real quick can you tell me the total level of debt at the end of the quarter?

Kevin Wiersma:

The total of our long-term obligations at the end of the quarter was $6.4 million.

Jason Schacht, Heartland Funds:

$6.4 million, o.k. And the second question is, in the previous question you had started talking a little bit about market share, you know, how would you say your share of the market has changed over the past quarter here?

Jim Schoonover:

Jason, I think that would … obviously number one, it depends on which markets we’re discussing. We are very well positioned in the drug testing market for workplace and for government, and we continue to feel that that’s a market that we can be a major player in, already are a major player. In areas like our Specialty Clinical Lab and our clinical trials area, we’re clearly a smaller player compared to some of the large multi-billion dollar reference labs, but we continue to do well in the niche areas that we focused on. So in general, I would say that we’re doing well in the markets that we’re in, some we’re a bigger player than others but again we feel confident that we can grow all those market areas.

Jason Schacht, Heartland Funds:

O.k., thank you.

Shai Gerson, Corsair Capital Management:

I haven’t been probably involved with this story more than some other people, but just if you’re looking at the margins, I’m kind of looking at, say, Q3 vs. Q1 of this year where in Q1… Q3, excuse me, the revenue was a little bit higher, but the margin was actually a little bit higher in Q1, is that … can you just kind of walk me through that … what that’s a function of … is that a function of mix or is there any sort of something different this quarter or I don’t know?

Dick Braun:

I’ll take a shot at that Shai, its Dick Braun. If you look at those numbers, they are slightly different and we would attribute it mostly to product mix.

Shai Gerson, Corsair Capital Management:

O.k., the SG&A as well as R&D is also coming down, is this kind of a number of this quarter? Is that kind of the right number to look at in terms of looking at a percent of revenue or what’s the right way to look at that? Or is that kind of a fluctuation or just one time thing?

Dick Braun:

I think there can be some fluctuation from quarter to quarter, obviously its not linear relationship, but I think we would point you towards looking at the percentage of revenues as opposed to the absolute number. And our expectation is that those numbers will be comparable in the fourth quarter.

Shai Gerson, Corsair Capital Management:

O.k., what was the depreciation and amortization number for the quarter?

Kevin Wiersma:

I’ve got a year to date number, depreciation and amortization year to date is $2.3 million.

Shai Gerson, Corsair Capital Management:

$2.3 million and what has Cap Ex been year to date?

Kevin Wiersma:

Cap Ex year to date is $3.4.

Shai Gerson, Corsair Capital Management:

O.k., kind of a looking out longer term question, what … how much space is there available in your lab? I mean, how much can you grow revenues until you have to expand again in your lab part of the business?

Kevin Wiersma:

In the lab part of the business, we have significant ability to drive more revenue and volume through the existing infrastructure. We’re in pretty good shape there.

Shai Gerson, Corsair Capital Management:

Care to throw out some sort of number that we can kind of ballpark it or?

Kevin Wiersma:

I think that on the first shift where we do the majority of the work, I would say there is a good 30-40 percent capacity there. The other shifts are highly underutilized, so great upside.

Dick Braun:

And there’s really … and there’s no constraint really even financial to expanding that capacity. We have a significant amount of space and now that we’ve leaned the process out, it’s very predictable about what we need to do to increase capacity if necessary.

Shai Gerson, Corsair Capital Management:

Then, let’s say on that, whatever the number is, 30-40% capacity, if you fill that in with revenue, the only costs associated with that are the … are we talking hourly labor, or do you have to add a lot of people to fill that capacity? What would be the costs associated with that?

Dick Braun:

Largely the cost is variable with regards to supplies and chemicals to perform the tests. The increase in volume would take a fairly small increase in labor.

Kevin Wiersma:

Correct, the other costs associated would just be the distribution costs associated with getting the samples into the laboratory.

Shai Gerson, Corsair Capital Management:

O.k., is the high cost of gas at all affecting you guys in terms of getting samples and moving stuff around the country? Or you haven’t really seen any pick-up in that yet?

Kevin Wiersma:

You know, we get a small fuel surcharge from the carriers that we use. That’s been in place for a couple of years now … not a material impact.

Shai Gerson, Corsair Capital Management:

Very good, you haven't been squeezed in the last quarter or two or anything. O.k., great, thanks. You guys are doing a great job.

George Sutton, Craig Hallum:

Hi guys nice quarter. First I wanted to...I know Jim's been working at expanding a relationship with some of the third party administrators, If you can just give us an update there. And then secondly, there’s been some press recently on the lead side and some of the ill effects that lead causes and I know you’ve got the filter test which seems to be the best solution. Have you changed anything from a marketing perspective to go after that opportunity?

Jim Schoonover:

George, let me answer the question about the TPA’s first. Obviously we believe that we have opportunities directly with corporations and also with key partners that are TPA’s. The most prominent groups in the industry, I would say, are ones that we’re expanding our relationship with and that really continues almost on a daily or weekly basis. So those relationships are very solid and we believe they will expand in the coming months and years. The lead issue … you know the whole issue of public awareness of lead, I think is one that will bode well for us in the future. We, as you know, have focused primarily on pediatric lead testing and at least in the last two years, we’ve focused primarily on Medicaid providers … Medicaid HMO’s, to drive that business to us. We’re looking at opportunities to expand that to children between two and six years old that are not necessarily Medicaid recipients, and then if there is enough of a public interest from what we would call a biomonitoring point of view, we certainly would be interested in looking at expanding it beyond those two groups, but at this point in time, we do not see a driving outcry in the market to have us change our sales and marketing plans immediately.

George Sutton, Craig Hallum:

Just for perspective, there are, I think, several million tests in lead a year, correct? And you’re doing something on the order of 500,000?

Jim Schoonover:

Yeah, that’s approximately right.

George Sutton, Craig Hallum:

Is there an ability to continue to take share just doing what your doing, is that sort of how you view it?

Jim Schoonover:

I think there could be a couple of opportunities. Number one, I do think the filter paper method, being the less invasive method, gives us an opportunity to go to physicians and people who are using phlebotomists to draw blood and show them a different way to take the sample. Secondly, I think that as awareness of lead screening and associated types of screening becomes even greater, we would have an opportunity to expand the overall market. The fact that that many lead tests are being performed, its still only about 30% of the volume that should be tested for, and part of the problem is that states are not as diligent as they need to be in terms of mandating lead testing for kids, and as that awareness grows and as states start to become a little bit more diligent in their efforts to get children tested, we think that’s going to help us as well.

George Sutton, Craig Hallum:

Great, thanks guys.

Fred Milligan, Sanders Morris Harris:

Good morning. That was a good quarter, but the Twins still lost.

Jim Schoonover:

That was one thing we couldn’t influence.

Fred Milligan, Sanders Morris Harris:

Were there any areas that were really gangbusters?

Dick Braun:

No, just solid. Even though the drugs-of-abuse in the workplace was up 14% which we would consider quite good.

Fred Milligan, Sanders Morris Harris:

O.k., are there any areas that are really creating any problems or disappointments?

Dick Braun:

No, not problems. Kevin did point out very briefly that the specialty lab year over year was down some few percent. In terms of our expectations, that was slightly disappointing, but its largely attributable to the, what I would call lumpiness of the clinical trails business and since that’s a project orientated business, the volume in the 3rd quarter was below the 2nd quarter. Not withstanding that, the schedule that we have laid out for the 4th quarter looks attractive to us, but then there’s always the possibility that trials could be delayed and so forth. But overall if you look on it on a year to date, we’re doing nicely in that business.

Fred Milligan, Sanders Morris Harris:

O.k., thanks.

Shai Gerson, Corsair Capital Management:

Hi guys, I just have a quick follow up. I know you have a large NOL. Do you have a number as to actual cash taxes or what you’ll be paying for a ballpark figure, what your tax rate is?

Dick Braun:

Actually, other than perhaps some extraneous franchise taxes and some state taxes, its zero.

Shai Gerson, Corsair Capital Management:

So we are talking it will be under 5% or whatever?

Kevin Wiersma:

Yeah, absolutely.

Dick Braun:

Probably under, yeah, 1% perhaps. It's negligible.

Kevin Wiersma:

State and federal NOL’s that offset it. Minimal amount of alternative minimum tax that we may be paying, but nothing of substance.

Dick Braun:

In the press release, we identified that we had a certain size federal NOL, but we also have state NOL’s that cover those liabilities.

Shai Gerson, Corsair Capital Management:

Got it, o.k. great, thank you.

Dick Braun:

I would like to thank all of you for joining us and we look forward to talking with you again when we announce our fourth quarter and year-end earnings. Thank you.